Exhibit 10.10

INDEMNIFICATION ESCROW AGREEMENT

THIS INDEMNIFICATION ESCROW AGREEMENT (this “Agreement”) dated as of [●], 2020 is entered into by and among Oriental Culture Holding LTD (the “Company”), ViewTrade Securities, Inc. (the “Underwriter”), and Pearlman Law Group LLP (the “Escrow Agent”).

WITNESSETH:

WHEREAS, the Company is offering (the “Offering”) on a firm commitment basis [●] ordinary shares of the Company, par value $0.00005 per share (plus up to [●] ordinary shares that the underwriters in the Offering have the option to purchase, and such further ordinary shares as may be registered pursuant to Rule 462), at an offering price of $[●] per share;

WHEREAS, the Company and the Underwriter expect that the Offering will close on or before the close of business on [●], 2020 (the “Closing Date”);

WHEREAS, upon the closing of the Offering, the Company has agreed to deposit an aggregate amount of Six Hundred Thousand Dollars ($600,000) (the “Escrowed Funds”) from the proceeds of the Offering to be received by the Company with the Escrow Agent in an interest bearing escrow account, to be held, invested and disbursed by the Escrow Agent pursuant to the terms and conditions of this Agreement; and

WHEREAS, the Escrow Agent is willing to hold the Escrowed Funds and Investment Gain Funds (as such term is defined in Section 3(d)(v) below) in escrow pursuant to and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Appointment of Escrow Agent. The Company and the Underwriter hereby appoint the Escrow Agent as escrow agent in accordance with the terms and subject to the conditions set forth herein and the Escrow Agent hereby accepts such appointment.

2. Delivery of the Escrowed Funds. Upon the closing of the Offering, the Escrowed Funds shall be delivered on behalf of the Company to the Escrow Agent, as escrow agent, into an interest bearing escrow account maintained by the Escrow Agent (the “Escrow Account”) by wire transfer in accordance with the wire transfer instructions set forth on Schedule A hereto. Such Escrow Account shall bear interest at such rates as provided from time to time by the bank account in which the Escrow Funds are deposited. In no event shall the aggregate amount of Escrowed Funds delivered to the Escrow Account be less than Six Hundred Thousand Dollars ($600,000).

3. Escrow Agent to Hold and Disburse the Escrowed Funds and Investment Gain Funds. The Escrow Agent will retain the Escrowed Funds and Investment Gain Funds in an escrow account and disburse the Escrowed Funds and Investment Gain Funds pursuant to the terms of this Agreement, as follows:

a. The Escrowed Funds shall be held by the Escrow Agent for the purpose of satisfying the initial $600,000 of the indemnification obligations of the Company, with respect to the Escrowed Funds, pursuant to and in accordance with Sections 2 and 6 of the Underwriting Agreement dated [●], 2020 by and between the Company and the Underwriter (the “Underwriting Agreement”), for a period of 24 months from the closing of the Offering. Disbursement of such Escrowed Funds and Investment Gain Funds shall be determined by an independent third-party trustee (who shall have the requisite experience determining indemnification claims), to be chosen by mutual written consent of the Company and the Underwriter. If the Company and the Underwriter are unable to agree on such trustee within 30 days upon a written claim for indemnification by the Underwriter, such trustee shall be a single arbitrator (with the requisite experience in determining indemnification claims) selected by the American Arbitration Association’s Miami, Florida office.

b. Notwithstanding the last sentence of the prior paragraph, in the event that any litigation or proceeding arising out of any matter in connection with the Offering in connection to the Underwriter acting in its capacity as underwriter (which matter would be covered by the Company’s indemnification obligations under the Underwriting Agreement) occurring or threatened within 24 months following the Closing Date and in which the Company, the Underwriter, the Escrow Agent or the Escrowed Funds becomes the subject of such litigation or proceeding, the Underwriter and the Company hereby authorize the Escrow Agent, at the Underwriter’s sole instruction upon the Underwriter’s written notice to the Escrow Agent if not otherwise so required, to release and deposit the Escrowed Funds with the clerk of the court in which the litigation is pending for the purpose of indemnifying and defending the Underwriter in such litigation and proceeding, and thereupon the Escrow Agent shall be relieved and discharged of any further responsibility with regard thereto to the extent determined by any such court. The Company and the Underwriter further hereby authorize the Escrow Agent, if it receives conflicting claims to any of the Escrowed Funds, is threatened with litigation in its capacity as escrow agent under this Agreement, or if the Escrow Agent determines it is necessary to do so for any other reason relating to this Agreement or the Offering, to interplead all interested parties in any court of competent jurisdiction and to deposit the Escrowed Funds with the clerk of that court and thereupon the Escrow Agent shall be relieved and discharged of any further responsibility hereunder to the parties from which they were received to the extent determined by such court.

c. In all instances, if either (i) no claim for indemnity is made by the Underwriter during the 24-month period from the closing of the Offering or (ii) it is finally determined that the Underwriter is not entitled to any disbursement (or any further disbursement, as the case may be) of Escrowed Funds by the conclusion of the 24-month period from the closing of the Offering, the Escrow Agent shall, upon joint written instruction from the Company and the Underwriter, disburse to the Company the full balance of the Escrowed Funds (including any Investment Gain Funds) then held by wire transfer of immediately available funds to an account designated by the Company.

d. Upon written instruction of the Company, with written acknowledgement by the Underwriter, the Escrow Agent may invest the Escrowed Funds during the term of the Agreement at the sole cost and expense of the Company as follows:

i. The Escrowed Funds may be invested in issuers listed on U.S. national securities exchanges; provided that (1) no investments may be made in the Company’s securities; (2) no more than 5% of the Escrowed Funds may be invested in one issuer; (3) no more than 15% of the Escrowed Funds may be invested in issuers that have: (A) a market capitalization of less than $1.0 billion; (B) been public for less than two years; and (C) less than $1.0 million in average daily volume for the 30 days preceding such investment, and (4) written approval from the Company on the securities and amount to be invested in each issuer prior to such investment. No portion of the Escrowed Funds shall be invested in any entity which is being underwritten or financed by the Underwriter, or in a company for which the Underwriter has acted as an investment banker at any time during the eight (8) months prior to such investment.

ii. In the event the aggregate value of the Escrowed Funds plus the Investment Gain Funds in the Escrow Account decreases to less than 81% of the original amount ($600,000) of Escrowed Funds (“Minimum Equity”) for more than 20 consecutive trading days, the Company shall promptly (but no later than 10 calendar days following the 20 consecutive trading days following such decrease of less than 81%) add funds to the Escrow Account to maintain the Minimum Equity.

iii. Upon the Escrow Account reaching Minimum Equity, the Company may not use Escrowed Funds, and the Escrow Agent shall not direct such use, to make new investments until the Escrow Account balance is above the Minimum Equity amount.

iv. Upon request from the Company, the Escrow Agent shall establish a brokerage account in the Company’s name with any FINRA registered broker-dealer (but not necessarily the Underwriter) chosen by the Company and reasonably satisfactory to the Underwriter (the “Escrow Broker”). All proposed transactions will be submitted by the Company in writing to the Underwriter with a confirmation by the Company that such transaction(s) meet the criteria set forth in Sections 3(d)(i)-(iii). The Underwriter will have two business days after receipt to review the submission. Unless the Underwriter disagrees in writing that the transaction(s) meet the criteria set forth in Sections 3(d)(i)-(iii) prior to the end of the second business day after receipt of the written submission by the Company, the Company may submit the transaction request to the Escrow Agent for submission to the Escrow Broker with a copy to the Underwriter. The Escrow Agent shall instruct the Escrow Broker to submit confirmations of all transactions to the Escrow Agent, the Company and the Underwriter.

v. All income derived from the interest paid by the bank holding Escrow Account funds and all realized gains from the investments made pursuant to this Section 3(d) in excess of the Escrowed Funds (“Investment Gain Funds”) shall be disbursed to the Company as set forth in Section 3(a) above, provided that to the extent Investment Gain Funds exceed $50,000 in excess of the Minimum Equity, the Company shall be permitted to request a disbursement of such excess funds in an amount of no less than $50,000 on each March 31, June 30, September 30 or December 31 of any year during the term of this Agreement and prior to the expiration of the 24 month period set forth in Section 3(a) and the Escrow Agent shall use its best efforts to make such disbursement within 30 days of receipt of the request from the Company.

vi. The Escrow Agent shall use its best efforts to arrange for the Company to receive regular statements, no less than monthly, (x) from the banking institution holding the Escrow Account Funds, (y) from the Escrow Broker, and from other parties as may be required, to show Escrow Account cash balances and investment activity for each month, as well as starting and ending totals for the Escrowed Funds and Investment Gain Funds.

4. Exculpation and Indemnification of Escrow Agent.

a. The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made other than as set forth herein, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or anyone else, by reason of any failure, on the part of any party hereto or any maker, guarantor, endorser or other signatory of a document or any other person, to perform such person’s obligations under any such document. Except for amendments to this Agreement referenced below, and except for written instructions given to the Escrow Agent by the Company and the Underwriter relating to the Escrowed Funds, the Escrow Agent shall not be obligated to recognize any agreement between or among any of the Company and the Underwriter, notwithstanding that references thereto may be made herein and the Escrow Agent has knowledge thereof.

b. The Escrow Agent shall not be liable to the Company, the Underwriter, or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report, or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is reasonably believed by the Escrow Agent to be genuine and to be signed or presented by the proper party or parties hereunder. The Escrow Agent shall not be bound by any of the terms thereof, unless evidenced by written notice delivered to the Escrow Agent signed by the proper party or parties hereunder and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

c. The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form, or of the execution, validity, value or genuineness of, any document or property received, held or delivered to it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the Company, the Underwriter, or to anyone else in any respect on account of the identity, authority or rights, of the person executing or delivering or purporting to execute or deliver any document or property or this Agreement. Except as otherwise set forth herein, the Escrow Agent shall have no responsibility with respect to the use or application of the Escrowed Funds pursuant to the provisions hereof.

d. The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper party or parties hereunder, that a fact or an event, by reason of which an action would or might be taken by the Escrow Agent, does not exist or has not occurred, without incurring liability to the Company, the Underwriter, or to anyone else for any action taken or omitted to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

e. To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of the Investment Gain Funds, or any payment made hereunder (but not for taxes on the Escrow Fee (as defined below) paid to the Escrow Agent), the Escrow Agent may pay such taxes from the Escrowed Funds; and the Escrow Agent may withhold from any payment of the Escrowed Funds and Investment Gain Funds such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties in respect of taxes, on such investment income or payments in the manner provided in Section 4(f).

f. The Escrow Agent will be indemnified and held harmless by the Company and the Underwriter from and against all expenses, including all counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, or the monies or other property held by it hereunder, except for claims relating to gross negligence or reckless misconduct by the Escrow Agent or breach of this Agreement by the Escrow Agent. Promptly, but no later than 10 business days, after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made by the Escrow Agent against the Company, notify the Company and the Underwriter in writing, but the failure by the Escrow Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Escrow Agent hereunder, unless the failure of the Escrow Agent to give such notice prejudices or otherwise impairs the Company’s ability to defend any demand, claim, action, suit or proceeding. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold, for such time as it deems necessary, such amount of monies or property, in an aggregate amount not to exceed the Escrowed Funds, as it shall, from time to time, reasonably deem sufficient to indemnify itself for any such loss or expense.

g. For purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5. Indemnification Obligations. The indemnification obligations of the Company to the Underwriter, for which the Escrowed Funds are to be applied when and if required by the terms thereof, are set forth in Section 6 of the Underwriting Agreement, to which reference is made. No provision of this Agreement shall be deemed to override or supersede the provisions of such Section 6.

6. Termination of Agreement and Resignation of Escrow Agent.

a. This Agreement shall terminate upon disbursement of all of the Escrowed Funds and Investment Gain Funds provided that the rights of the Escrow Agent and the obligations of the Company and the Underwriter under Section 4 shall survive the termination hereof.

b. The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Company and the Underwriter at least 15 business days’ written notice thereof (the “Notice Period”). As soon as practicable after its resignation, the Escrow Agent shall, if it receives notice from the Company and the Underwriter within the Notice Period, turn over to a successor escrow agent appointed by the Company and the Underwriter all Escrowed Funds and Investment Gain Funds (less such amount as the Escrow Agent is entitled to continue to retain and hold in escrow pursuant to Section 4(e) and Section 4(f)) upon presentation of the executed documentation appointing the new escrow agent and its acceptance thereof. If no new escrow agent is so appointed within the Notice Period, the Escrow Agent shall return the Escrowed Funds and Investment Gain Funds to the Company without deduction.

7. Form of Payments by Escrow Agent.

a. Any payments of the Escrowed Funds by the Escrow Agent pursuant to the terms of this Agreement shall be made by wire transfer of immediately available funds unless directed to be made by check by the Underwriter and/or Company, as applicable.

b. All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

8. Compensation. Escrow Agent shall be entitled to $12,500 as compensation (the “Escrow Fee”) for its services rendered under this Agreement, which amount shall be delivered by the Company to an account designated by the Escrow Agent on the same date when the Escrowed Funds are delivered into the Escrow Account and which shall be deemed earned in full upon payment. The Company shall also reimburse the Escrow Agent for any pre-approved expenses incurred or made by the Escrow Agent in performance of its duties hereunder.

9. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, on the business day of such delivery (as evidenced by the signed certified mail card), (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine), or (v) if delivered by email on the business day of such delivery (as evidenced by delivery confirmation). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 9), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to addresses or facsimile numbers as applicable set forth hereunder.

If to the Company, to:

Oriental Culture Holding LTD

No. 2, Youzishan Road, Dongba Street

Gaochun District, Nanjing City

Jiangsu Province 210000

People’s Republic of China

Attention: Lijia (Fiona) Ni, Chief Financial Officer

Email: fionani@qq.com

with a copy to (which shall not constitute notice):

FisherBroyles, LLP

1200 G Street NW, Suite 800

Washington, D.C. 20005

Attention: Jeffrey Li, Esq.

Email: Jeffrey.Li@fisherbroyles.com

Facsimile: (202) 830-5905

If to the Underwriter, to:

ViewTrade Securities, Inc.

7280 West Palmetto Park Road, Suite 310

Boca Raton, FL 33433

Attention: Douglas Aguililla, Director, Investment Banking

Email: dougagui@viewtrade.com

Facsimile: (561) 620-0302

with a copy to (which shall not constitute notice):

K&L Gates LLP

Southeast Financial Center, Suite 3900

200 South Biscayne Boulevard

Miami, Florida 33131-2399

Attention: Clayton E. Parker, Esq.

Email: Clayton.Parker@klgates.com

Facsimile: (305) 358-7095

If to the Escrow Agent, to:

Pearlman Law Group LLP

200 South Andrews Avenue, Suite 901

Fort Lauderdale, FL 33301

Attention: Brian Pearlman

Email: brian@pslawgroup.net

Facsimile: (954) 755-2993

10. Further Assurances. From time to time on and after the date hereof, the Company and the Underwriter shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

11. Consent to Service of Process. The Company, the Underwriter and the Escrow Agent hereby irrevocably consent to the jurisdiction of the courts of the State of Florida and of any Federal court located in such state in connection with any action, suit or proceedings arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to it at the address listed hereto.

12. Miscellaneous.

a. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,” “hereof,” “hereunder,” and any similar terms, as used in this Agreement, refer to the Escrow Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, corporation, government and any other form of business of legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they were used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement.

b. This Agreement and the rights and obligations hereunder of the Company and the Underwriter may not be assigned without the consent of the Escrow Agent, other than by laws of descent or operation of law. This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent, with the prior consent of the Company. This Agreement shall be binding upon and inure to the benefit of each party’s respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent, the Company and the Underwriter, which consent shall not be unreasonably withheld. This Agreement is intended to be for the sole benefit of the parties hereto and their respective successors, heirs and permitted assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

c. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Florida. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms thereof.

13. Execution of Counterparts. This Agreement may be executed in any number of counterparts, by facsimile or other form of electronic transmission, each of which shall be deemed to be an original as of those whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more of the counterparts hereof, individually or taken together, are signed by all parties hereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

ESCROW AGENT:

PEARLMAN LAW GROUP LLP

By:
Name:
Title:

COMPANY:

Oriental Culture Holding LTD

By:
Name:
Title:

UNDERWRITER:

VIEWTRADE SECURITIES, INC.

By:
Name:	Douglas Aguililla
Title:	Director, Investment Banking

[Signature Page to Indemnification Escrow Agreement]

Schedule A

ACCOUNT NAME:

ACCOUNT NO.:

ABA ROUTING NO.:

SWIFT CODE:

BANK:

REFERENCE:

ATTN:

COMPANY EIN/TIN:

TO BE WIRED IN U.S. DOLLARS